
                                   EXHIBIT 11
                 Citizens Financial Corporation and Subsidiaries
                        Computation of Per Share Earnings
                                   (Unaudited)



Six Months Ended June 30                                                              2003             2002
--------------------------------------------------------------------------- ----------------- ----------------

Numerator:
   Net Loss                                                                    $  (653,058)     $  (2,244,941)


Denominator:
   Weighted average common shares                                                1,685,555          1,716,815


Earnings Per Share:
   Net Loss                                                                        $ (0.39)           $ (1.31)






Three Months Ended June 30                                                            2003             2002
--------------------------------------------------------------------------- ----------------- ----------------

Numerator:
   Net Loss                                                                    $  (319,740)     $  (1,847,998)


Denominator:
   Weighted average common shares                                                1,685,228          1,716,815


Earnings Per Share:
   Net Loss                                                                        $ (0.19)           $ (1.08)